Exhibit 10.1

***	Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***

AMENDMENT NO. 3 TO

REVOLVING/TERM CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO REVOLVING/TERM CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of October 3, 2005, is entered into by and among the financial institutions listed on the signature pages hereof (individually, a “Lender” and collectively, the “Lenders”), UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, BROWN BROTHERS HARRIMAN & CO., as Collateral Agent, and SERACARE LIFE SCIENCES, INC., a California corporation (the “Borrower”), with reference to the following facts:

RECITALS

A. The Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Revolving/Term Credit and Security Agreement, dated as of September 14, 2004, as amended (collectively, the “Credit Agreement”), pursuant to which the Lenders have provided the Borrower with a revolving loan, a term loan and a letter of credit facility.

B. The Borrower the Lenders, the Administrative Agent and the Collateral Agent wish to amend the Credit Agreement to increase the Aggregate Revolving Loan Commitment by $15,000,000, from $10,000,000 to $25,000,000, to add a swing line facility in the amount of $2,000,000, and to make certain other modifications, all as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Credit Agreement.

2. Increase in Revolving Credit Facility.

A. Amendment to Definition of “Aggregate Revolving Loan Commitment”. Section 1.1 of the Credit Agreement is hereby amended such that the definition of “Aggregate Revolving Loan Commitment” shall read in full as follows:

“‘Aggregate Revolving Loan Commitment’: The sum of the Revolving Loan Commitments set forth on the signature pages hereof, which is, as of the effective date of the Third Amendment, US $25,000,000.”

B. Addition of Definition of Third Amendment. Section 1.1 of the Credit Agreement is hereby further amended and supplemented by adding therein a new definition of “Third Amendment” as follows:

“‘Third Amendment’ means Amendment No. 3 to Revolving/Term Credit and Security Agreement, dated as of October 3, 2005, by and among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent.”

3. Addition of Swing Line Facility.

A. Addition of Swing Line-Related Definitions. Section 1.1 of the Credit Agreement is hereby amended and supplemented by adding the following new definitions therein:

“Swing Line” means the revolving line of credit established by the Swing Line Lender in favor of the Borrower pursuant to Section 2.1A.

“Swing Line Commitment” means an amount equal to the lesser of (i) $2,000,000 or (ii) the then applicable Available Revolving Loan Commitment.

“Swing Line Lender” means UBOC or any successor swing line lender hereunder.

“Swing Line Loan” means a loan which bears interest at a rate per annum equal to interest payable on Prime Rate Loan and made by the Swing Line Lender to the Borrower under the Swing Line.

“Swing Line Note” means the promissory note made by the Borrower to the Swing Line Lender, substantially in the form of Exhibit L, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

“Swing Line Outstandings” means, as of any date of determination, the aggregate principal amount of Swing Line Loans then outstanding.

B. Amendment to Revolving Loan Provision to Incorporate Swing Line Loan. Section 2.1(a) of the Credit Agreement is hereby amended to read in full as follows:

“(a) Subject to the terms and conditions hereof, each Lender shall, pro rata, according to such Lender’s pro rata share of the then applicable Aggregate Revolving Loan Commitment, (i) make loans on a revolving credit basis to the Borrower from time to time from and including the Closing Date to but excluding the Maturity Date (each a ‘Revolving Loan’, and collectively, the ‘Revolving Loans’) in accordance with the terms of this Agreement and (ii) issue Letters of Credit for the account of the Borrower pursuant to Section 2.2 below from time to time from and including the Closing Date to but excluding the Maturity Date; provided, however, that (A) the sum of (1) the aggregate principal amount of all Revolving Loans outstanding, (2) the aggregate principal amount of all Swing Line Loans outstanding, (3) the aggregate Letter of Credit Amount of all

Letters of Credit outstanding and (4) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the lesser of (x) the Aggregate Revolving Loan Commitment or (y) the Borrowing Base at any time and (B) the sum of (1) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (2) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $1,000,000 at any time. Within the limits of each Lender’s Revolving Loan Commitment and the Borrowing Base, the Borrower may borrow, have Letters of Credit issued for the Borrower’s account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower’s account after the expiration of previously issued Letters of Credit.”

C. Addition of Swing Line Provisions. Section 2 of the Credit Agreement is hereby amended and supplemented by adding therein:

“2.1A Swing Line

(a) The Swing Line Lender shall from time to time prior to the Maturity Date make Swing Line Loans to the Borrower in such amounts as the Borrower may request; provided, however, that (i) after giving effect to such Swing Line Loan, the Swing Line Outstandings shall not exceed the Swing Line Commitment, and (ii) without the consent of the Lenders and the Swing Line Lender, no Swing Line Loan shall be made during the continuation of an Event of Default. Unless notified to the contrary by the Swing Line Bank, advances under the Swing Line may be made in amounts of at least $100,000 and integral multiples of $25,000 in excess thereof. Each request by the Borrower for a Swing Line Loan shall be made pursuant to a Loan Request (or telephonic request for Loan promptly confirmed by telecopier) received by the Administrative Agent, at the Administrative Agent’s office, not later than 9:00 a.m., California time, on the date (which must be a Business Day) such Swing Line Loan is to be made. Each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $25,000 or the remaining outstanding principal amount of Swing Line Loans.

(b) The Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the rate of interest payable on Prime Rate Loans payable on such dates, not more frequently than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. Interest on Swing Line Loans shall be payable upon demand of the Swing Line Lender, and the Swing Line Lender shall be responsible for invoicing the Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender.

(c) The principal amount of the Swing Line Loans shall be payable not later than three (3) days following demand made by the Swing Line Lender and in any event on the Maturity Date.

(d) Upon the making of each Swing Line Loan by the Swing Line Lender, each Lender shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Lender’s Pro Rata

Share of the then applicable Aggregate Revolving Loan Commitment times the amount of the Swing Line Loan. Upon demand by the Administrative Agent, including any such demand made following the occurrence of an Event of Default, each Lender promptly shall provide to the Swing Line Lender such Lender’s participation amount of any such Swing Line Loan as computed in accordance with the preceding sentence. The obligation of each Lender so to provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.”

4. Amendments to Financial Covenants. Section 7.1 of the Credit Agreement is hereby amended to read in full as follows:

“7.1 Financial Condition Covenants. The Borrower shall not:

(a) Effective Tangible Net Worth. Permit Effective Tangible Net Worth, as of the end of any fiscal quarter of the Borrower, to be less than (i) $50,000,000, plus (ii) on a cumulative basis, on the date the Administrative Agent receives (or should have received) the financial statements referred to in Section 5.1(b) with respect to any quarter (beginning with such statements delivered for the fiscal quarter ended September 30, 2005), 75% of the Net Income of the Borrower and the Subsidiaries (disregarding any loss) in such fiscal quarter, plus (iii) on a cumulative basis, 100% of the Net Issuance Proceeds of any Equity Offering consummated by the Borrower or any Subsidiary during such fiscal quarter, minus (iv) 100% of goodwill or other intangible assets that result from a Permitted Acquisition.

(b) Senior Leverage Ratio. Permit the Senior Leverage Ratio, as of the end of any fiscal quarter of the Borrower, to be greater than the correlative ratio indicated below for such fiscal quarter:

Fiscal Quarter Ending	Maximum Senior Leverage Ratio
September 30, 2005	1.60:1

December 31, 2005	1.60:1

March 31, 2006	1.60:1

June 30, 2006	1.60:1

September 30, 2006	1.25:1

December 31, 2006	1.25:1

March 31, 2007	1.25:1

June 30, 2007	1.25:1

September 30, 2007 and as of the last day of each fiscal quarter thereafter	1.00:1

(c) Total Leverage Ratio. Permit the Total Leverage Ratio, as of the end of any fiscal quarter of the Borrower, to be greater than the correlative ratio indicated below for such fiscal quarter:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
September 30, 2005	1.75:1
December 31, 2005	1.75:1
March 31, 2006	1.75:1
June 30, 2006	1.75:1
September 30, 2006	1.50:1
December 31, 2006	1.50:1
March 31, 2007	1.50:1
June 30, 2007	1.50:1
September 30, 2007 and as of the last day of each fiscal quarter thereafter	1.00:1

(d) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter of the Borrower, to be less than the correlative amount indicated below for such fiscal quarter:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
September 30, 2005 and as of the last day of each fiscal quarter thereafter	1.50:1

(e) EBITDA. Permit EBITDA, determined as of the last day of any fiscal quarter of the Borrower for the immediately preceding twelve-month period then ended, to be less than the correlative amount indicated below for such fiscal quarter:

Fiscal Quarter Ending	Minimum EBITDA

September 30, 2005	$*****

December 31, 2005	$*****

March 31, 2006	$*****

June 30, 2006	$*****

September 30, 2006	$*****

December 31, 2006	$*****

March 31, 2007	$*****

June 30, 2007	$*****

September 30, 2007	$*****

December 31, 2007	$*****

March 31, 2008	$*****

June 30, 2008	$*****

September 30, 2008 and as of the last day of each fiscal quarter thereafter	$*****

(f) Capital Expenditures. Permit Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis for any fiscal year to be more than $***** (the ‘Maximum Capital Expenditures Amount’); provided that the Maximum Capital Expenditures Amount for any fiscal year shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous fiscal year (as adjusted in accordance with this proviso) over the actual amount of Capital Expenditures for such previous fiscal year.”

5. Amendment to Acquisitions Covenant. Notwithstanding anything to the contrary set forth in Section 7.7 of the Credit Agreement or in the definition of “Permitted Acquisitions”, the Borrower, or any of its Domestic Subsidiaries, may make certain Acquisitions without the prior written consent of any Lender, the Administrative Agent or the Collateral Agent on the terms and conditions set forth in the following sentences of this Section 4. Such Acquisitions shall not involve the payment of total consideration (whether in the form of cash, capital stock or otherwise) by the Borrower or its applicable Domestic Subsidiary of (i) more than $5,000,000 for any individual Acquisition or for all such Acquisitions in any one fiscal year of the Borrower or (ii) more than $10,000,000 during the entire term of the Credit Agreement. In addition, for each such Acquisition, (i) the conditions set forth in clauses (a), (b), (d) and (e) of the definition of “Permitted Acquisition” shall be satisfied and (ii) the Borrower shall provide the Administrative Agent no later than thirty (30) calendar days prior to the date of such Acquisition with pro-forma balance sheets and combining projections (including pro-forma financial covenant ratios) demonstrating that, after giving effect to such Acquisition, (A) the Borrower would have been in compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement throughout the period of the four (4) fiscal quarters of the Borrower most recently ended prior to the date of such Acquisition (or shorter period in which the target has been in existence) and (B) the Borrower would remain in compliance with such financial covenants for the period of four (4) fiscal quarters of the Borrower immediately following the date of such Acquisition.

6. ABL Audit. The Borrower shall permit the Collateral Agent to complete an audit of the Borrower’s books and records and the Collateral, at the Borrower’s expense, at a time mutually convenient to the Borrower and the Collateral Agent within ninety (90) days after the effective date of this Agreement.

7. Amendment Fee. In consideration of the Lenders’ agreement to enter into this Amendment and to provide the Borrower with the accommodations described herein, on the effective date of this Amendment, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a one-time fee of $75,000 (the “Amendment Fee”). The Borrower acknowledges and agrees that, at the Administrative Agent’s option, the Administrative Agent may effect payment of the Amendment Fee by charging the full amount of such fee, when due, to the Borrower’s Revolving Loan account.

8. Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a) This Amendment. The Administrative Agent shall have received a copy of this Amendment, duly executed by the Borrower, each Lender and the Collateral Agent;

(b) Replacement Notes. The Administrative Agent shall have received replacement Revolving Loan Notes, in form and substance satisfactory to the Lenders, duly executed by the Borrower in favor of each of the Lenders, evidencing the Borrower’s obligations in connection with the Revolving Loan Commitment as increased under this Amendment;

(c) Swing Line Loan. The Administrative Agent shall have received a Swing Line Note duly executed by the Borrower in favor of, and in form and substance acceptable to, the Swing Line Lender; and

(d) Secretary’s Certificate. The Secretary of the Borrower shall have executed the Secretary’s Certificate attached to the end of this Amendment.

9. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely thereon.

(b) No Events of Default. The Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Credit Agreement.

(c) Reference to Credit Agreement. The Credit Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

(d) Credit Agreement Remains in Effect. The Credit Agreement and the other Loan Documents remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein.

(e) Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(g) Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders and the Borrower and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

(h) Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

(i) Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(j) NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDERS AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDERS AND THE BORROWER.

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IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

SERACARE LIFE SCIENCES, INC.

By:	/s/ MICHAEL F. CROWLEY, JR.
Michael F. Crowley, Jr.
President and Chief Executive Officer

BROWN BROTHERS HARRIMAN & CO., as the Collateral Agent and a Lender

By:	/s/ J. EDWARD HALL
J. Edward Hall
Managing Director

UNION BANK OF CALIFORNIA, N.A., as the Administrative Agent and a Lender

By:	/s/ DOUGLAS S. LAMBELL
Douglas S. Lambell
Vice President